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                                                                    EXHIBIT 10.4
October 4, 1997

Zindart Ltd.
Flat C & D, 25/F
Block, 1, Taiping Industrial Centre
No. 57 Ting Kok Road
Tai Po
New Territories

ATTENTION:     MS. VICKIE SO
               FINANCIAL CONTROLLER

Dear Sirs:

                        BANKING FACILITIES: ZINDART LTD.

We refer to our letter dated May 9, 1997 setting out the facilities made available to your company (the "Company").

Following our recent discussions, we are pleased to confirm that the terms of the facilities will be varied as follows:

DOCUMENTATION

The following documentation will no longer be required:

         o A signed original copy of the Company's quarterly management accounts within 90 days after the end of the relevant accounting period.

UNDERTAKINGS

The following undertakings from the Company will no longer be required:

         o        Maintain its net worth at not less than HKD90,000,000.

         o        Rank all banks pari-passu within 3 months subsequent to IPO.

         o        Restrict dividend payout ratio to a maximum of 50%.

An arrangement fee of HKD60,000 will be payable upon our receipt of your acceptance of this letter.



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Zindart Ltd.
October 4, 1997
Page Two




The variations set out above will take effect when we have received:

         o The enclosed copy of this letter signed by a director on behalf of the Company.

Please sign the enclosed copy of this letter and return it to the Bank's Credit Operations at its Kowloon Main office, 9th Floor, Miramar Tower, 1-23 Kimberley Road, Kowloon, for the attention of Ms. Lilian Ku within one month after the date of this letter, after which this offer of variations will lapse. When the variations take effect, this letter will amend the terms of the existing facility letter which the Bank has issued to the Company, as set out above. In all other respects, the terms of the existing facility letter will remain in full force and effect. This letter will be governed by Hong Kong law.

If you have any queries, please contact your Senior Relationship manager Mr. Christopher Chang, whose telephone number is 2310-3828.

We are pleased to be of service to you and take this opportunity to thank you again for your custom.

Yours faithfully,
For and on behalf of STANDARD CHARTERED BANK


 /s/ SOPHIA LAU
-----------------------------------
Sophia Lau
Senior Credit Documentation Manager


SL/LK/bn


Agreed.
For and on behalf of ZINDART LTD.


 /s/ Illegible
-----------------------------------
Director

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                                                                   EXHIBIT 10.4


May 12, 1997

Zindart Ltd.
Flat C & D, 25/F
Block 1, Taiping Industrial Centre
No. 57 Ting Kok Road
Tai Po
New Territories

ATTENTION:     MS. VICKIE SO
               FINANCIAL CONTROLLER

Dear Sirs:

                        BANKING FACILITIES: ZINDART LTD.

We are pleased to confirm that the Bank is willing to make available to your company (the "Company") the following working capital facilities up to the amounts indicated.

        1.      CURRENT ACCOUNT OVERDRAFT - HKD5,000,000.

NOTE:  This facility is only available up to May 31, 1997.

        2.      MONEY MARKET RATE BASED ADVANCES - HKD10,000,000.

Advances may be drawn in multiples of HKD500,000 for periods of 1, 2 or 3 months. Interest will be payable at the maturity of each advance. The applicable rate of interest will be HIBOR plus 3.25% per annum. Every advance shall be repaid on maturity and may be reborrowed. Prepayment is subject to penalty.

        3.      TRADE FINANCE GROUP 1 - HKD50,000,000.

        4.      TRADE FINANCE GROUP 2 - HKD40,000,000.

        5.      TRADE FINANCE GROUP 3 - HKD40,000,000.

The above Trade Finance Groups 1, 2 and 3 are complementary and the combined outstandings are not to exceed HKD50,000,000. Similarly the combined outstandings of Trade Finance Groups 2 and 3 are not to exceed HKD40,000,000. For product availability, please see the attachment to this letter.
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Zindart Ltd.
May 12, 1997
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Prior evidence of insurance is required for all "free on board" and "cost and freight" shipments under import letters of credit.

Combined usance and loan period of any one transaction under import facilities is not to exceed 120 days.

Usance period of expert facilities is not to exceed 150 days.

Packing credits allowed with maximum 100% advance against valid export letters of credit for up to 160 days or the expiry date of the related L/C, whichever is earlier.

Export invoice discounting allowed with maximum 100% advance against presentation of certified true copies of the Company's commercial invoices for up to 30 days after the credit terms of the invoices with overall tenors at maximum 150 days. The commercial invoices are to show that the proceeds were assigned to the Bank and buyers are instructed to pay direct into the Company's No. 2 charged account maintained with the Bank.

Purchase of cheques are also allowed.

The Company undertakes not to accept any amendments to the master L/Cs without the prior written consent of the Bank.

INTEREST, COMMISSIONS AND FEES

Unless otherwise specified, interest on all sums advanced will be payable monthly in arrears at Prime plus 1.5% per annum. A default rate of Prime plus 8% per annum will apply to amounts not paid when due or in excess of agreed facility amounts. "Prime" means the rate which we announce or apply from time to time as our prime rate for lending Hong Kong Dollars. Commissions will be charged at our standard rates. Trade Finance Facilities will be financed at Prime plus 0.5% per annum. All past due bills shall bear interest at 5% per annum above the rates charged on your regular bills outstandings.

An arrangement fee of HKD5,000 will be payable upon our receipt of your acceptance of this letter. A handling fee in an amount to be mutually agreed will be payable on each anniversary of the date of this letter if the facilities are continuing. The fees will be debited to your current account.

You will reimburse the Bank for all legal fees and other expenses incurred in arranging the above facilities.

AVAILABILITY AND REPAYMENT
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Zindart Ltd.
May 12, 1997
Page Three




The above facilities are subject to the Bank's periodic review, and it is expressly agreed that they will at all times be available at the sole discretion of the Bank. Notwithstanding any other provisions contained in this letter or in any other document, the Bank will at all times have the right to require immediate payment and/or cash collateralisation of all or part of any sums actually or contingently owing to it.

DOCUMENTATION

Before the above facilities may be used, the enclosed copy of this letter must be signed by the Company and returned to us together with a certified copy of appropriate authorising board resolutions.

The following documentation are held/will also be required:

         o        General Customer Agreement executed by the Company.

         o A signed original copy of the Company's audited financial statements within 9 months after its financial year end. A signed original copy of the Company's quarterly management accounts within 90 days after the end of the relevant accounting period. Such other information as the Bank may request from time to time.

UNDERTAKINGS

The Company undertakes to the Bank that it will:

         o        Maintain its net worth at not less than HKD90,000,000.

         o Not mortgage, pledge or otherwise encumber any of its assets without the prior written consent of the Bank.

         o        Rank all banks pari-passu within 3 months subsequent to IPO.

         o        Restrict dividend payout ratio to a maximum of 50%.

         o Immediately inform the Bank of any change of the Company's directors or beneficial shareholders or amendment of its memorandum or articles of association.

Please sign the enclosed copy of this letter and return it to the Bank's Credit Operations at its Kowloon Main Office, 9th Floor, Miramar Tower, 1-23 Kimberley Road, Tsimshatsui, Kowloon, for the attention of Ms. Rowena Ng, within one month after the date of this letter, after which



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Zindart Ltd.
May 12, 1997
Page Four




this offer will lapse. When accepted, this letter will supersede any previous facility letter which the Bank has issued to the Company. This letter will be governed by Hong Kong law.

We enclose a set of documents which should also be completed and returned to the Bank at the above mentioned address. If you have any queries regarding the completion of the required documents, please contact Ms. Rowena Ng whose telephone number if 2378-6265. With regard to queries on banking arrangements, you can contact your Senior Relationship Manager Mr. Christopher Chang, whose telephone number is 2310-3828.

We are pleased to be of service to you and take this opportunity to thank you again for your custom.

Yours faithfully,
For and on behalf of STANDARD CHARTERED BANK



_____________________________________
Josephine To
Senior Credit Documentation Manager


JT/RN/bn


Agreed.
For and on behalf of ZINDART LTD.




_____________________________________

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                                  ZINDART LTD.


ATTACHMENT REGARDING TRADE FINANCE PRODUCTS

This attachment forms an integral part of our banking facility letter dated May 12, 1997.

You may use any product or aggregate of products in any one group up to the limit shown in the attached banking facility letter.

TRADE FINANCE GROUP 1

         o        Discrepant Credit Bills Negotiated - with recourse

         o        Purchase of Documents Against Payment Bills of Exchange

         o Purchase of documents Against Acceptance Bills of Exchange with ECIC cover

         o        Back to Back Letters of Credit

         o        Import Letters of Credit - sight and usance
                                           - secured by goods

         o        Loans Against Import

TRADE FINANCE GROUP 2

         o Purchase of Documents Against Acceptance Bills of Exchange without ECIC cover

         o        Quasi Back to Back Letters of Credit - unsecured by goods

         o        Import Letters of Credit - sight and usance
                                           - unsecured by goods

         o        Shipping Guarantees

TRADE FINANCE GROUP 3

         o        Pre-shipment Loan - i.e., Packing Credit

         o        Acceptance of draft under Import Letters of Credit

         o        Release of Documents Against Acceptance or Trust Receipt

         o        Loans Against Trust Receipt

         o        Post Import Loans

         o        Export Invoice Discounting